UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

July 17, 2025 (July 16, 2025)

Altice USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

No. 001-38126	No. 38-3980194
(Commission File Number)	(IRS Employer Identification Number)

1 Court Square West
Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(516) 803-2300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2025, Cablevision Funding LLC (the “Borrower”), an indirect wholly owned subsidiary of Altice USA, Inc. (the “Company”), entered into a Receivables Facility Loan and Security Agreement, by and among the Borrower, certain guarantors party thereto (collectively, the “Guarantors”), Goldman Sachs Bank USA and certain funds managed by TPG Angelo Gordon, as initial lenders, Goldman Sachs Bank USA and TPG Angelo Gordon, as structuring agents, Alter Domus (US) LLC, as administrative agent, and Citibank, N.A., as collateral agent and account bank (the “Loan and Security Agreement”). The obligations under the Loan and Security Agreement are secured by substantially all of the assets of the Borrower and the Guarantors, consisting of, among other things, certain receivables generated by the Company’s Bronx and Brooklyn service area and network assets located in that area.

The Loan and Security Agreement provides for, among other things, initial term loan commitments in an aggregate principal amount of $1,000 million, issued with an original issue discount of 400 basis points. The loans made pursuant to the initial term loan commitments (the “Initial Term Loans”) will (i) mature on January 16, 2031; (ii) accrue interest at a fixed rate per annum equal to 8.875%; and (iii) amortize monthly at a rate of 2.000% per annum. The proceeds from the Initial Term Loans are expected to be used to (i) finance working capital, to prepay indebtedness and for other general corporate purposes, (ii) fund the Borrower’s interest reserve account with the minimum interest reserve amount in accordance with the terms of the Loan and Security Agreement, and (iii) pay certain costs associated with the transactions.

The foregoing summary of the terms of the Loan and Security Agreement is qualified in its entirety by reference to full text of the Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Receivables Facility Loan and Security Agreement, dated as of July 16, 2025, by and among Cablevision Funding LLC, certain guarantors party thereto, Goldman Sachs Bank USA and certain funds managed by TPG Angelo Gordon, as initial lenders, Goldman Sachs Bank USA and TPG Angelo Gordon, as structuring agents, Alter Domus (US) LLC, as administrative agent, and Citibank, N.A., as collateral agent and account bank.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: July 17, 2025	By:	/s/ Michael E. Olsen
Michael E. Olsen
General Counsel and Chief Corporate Responsibility Officer